Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Novelos Therapeutics, Inc.

We consent to the use of our report dated March 23, 2010, relating to the financial statements of Novelos Therapeutics, Inc. as of December 31, 2009 and 2008 and for the years then ended in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-166744) of Novelos Therapeutics, Inc. We also consent to the use of our name and the reference to us in the ‘‘Experts’’ section of this registration statement.

/s/ Stowe & Degon LLC

Westborough, Massachusetts
June 24, 2010